EXHIBIT 10.24
Patent Purchase Agreement
     THIS PATENT PURCHASE AGREEMENT (“Agreement”) is entered into as of June 21, 2002 (“Effective Date”), by and between NuVasive, Inc., a Delaware corporation (“Buyer” or “NuVasive”) and Dr. Anthony Ross and Dr. Peter Guagliano (“Sellers”). Buyer and Seller agree as follows:
Recitals
     1.      Sellers are the owners of the entire right, title, and interest in and to U.S. Patent Nos. 6,183,518, 6,206,921 and 6,264,659 and US Patent Applications Ser. No. 09/659,807 and 09/990,174 (“Patent Rights”) involving compositions and related instrumentation for disc nucleus augmentation, collectively “Disc Augmentation Technology.”
     2.      Subject to the terms and conditions of this Agreement, Buyer wishes to purchase the Patent Rights from Sellers, and Sellers wish to sell, transfer, and convey the Patent Rights to Buyer.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
Agreement
Section 1
Purchase and Sale of the Patent Rights
     1.1     Subject to the terms and conditions of this Agreement, Sellers shall, upon successful completion of Biomechanical Testing of the Disc Augmentation Technology (as determined in good faith by Buyer), sell, transfer, convey, and assign the Patent Rights to Buyer in consideration of Sellers’ receipt, on the Effective Date, of a one-time Patent Purchase Payment of Thirty Five Thousand Dollars ($35,000) and stock options to purchase Fifty Thousand (50,000) shares of Buyer’s common stock (“Stock Options”) pursuant to its 1998 Stock Option/Stock Issuance Plan attached hereto as Exhibit A (the “Plan”) and subject to the Stock Option Agreement attached hereto as Exhibit B (the “Option Agreement”) and the Stock Purchase Agreement attached hereto as Exhibit C (the “Purchase Agreement”).
     1.2     Said Stock Options shall include a per-share price of Twenty-Five Cents ($0.25) and shall vest according to the vesting schedule set forth in the Grant Notice attached hereto as Exhibit D (the “Grant Notice”) or until such time as the Biomechanical Testing is successfully completed, at which point any unvested shares shall become fully vested.
     1.3     In the instance the Biomechanical Testing is NOT successfully completed ownership of the Patent Rights shall remain with the Sellers and Sellers shall retain the one-time Patent Purchase Payment of Thirty-Five Thousand Dollars ($35,000) and all Stock Options already vested.

Section 2
Delivery
     2.1     On the Effective Date, Buyer will deliver to Sellers the Stock Options and the Patent Purchase Payment as set forth in Section 1.1.
     2.2     Upon successful completion of the Biomechanical Testing, Sellers agree to execute and deliver to Buyer an Assignment of Patent Rights substantially in the form of Exhibit E attached hereto (the “Assignment Agreement”).
Section 3
Representations, Warranties, and Covenants of Sellers
     Sellers hereby represent, warrant, and covenant to Buyer as follows:
     3.1     No Public Market. Sellers understand that no public market now exists for any of the securities issued to Buyer and that there is no assurance that a public market will ever exist for the Shares.
     3.2     Authorization. Sellers represent that they have the full right, power, and authority to enter into and perform their obligations under this Agreement and the Assignment Agreement (collectively, the “Agreements”). Sellers agree that the Agreements, when executed and delivered by Sellers, will constitute valid and binding conveyances and obligations of Sellers, enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors, rules of law governing specific performance, injunctive relief, or other equitable remedies.
     3.3     Consents. Other than filings required by Buyer and compliance with the registration requirements of applicable federal and state securities laws, or exemptions therefrom, no consent, approval, or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority, or any third party, on the part of Sellers is required in connection with the valid execution and delivery of the Agreements by Sellers, and the consummation of the transactions contemplated hereby.
     3.4     Ownership of the Patent Rights. Sellers are the owners of the entire right, title, and interest in the Patent Rights, and Sellers have not previously assigned or licensed the Patent Rights (nor will they until the Biomechanical Testing is completed) and are not aware of any infringement issues or adverse claims of ownership to the Patent Rights.
Section 4
Buyer’s Conditions to Closing
     Buyer’s obligation to purchase the Patent Rights is, at the option of Buyer, subject to fulfillment of the following conditions:
     4.1     Representations. The representations made by Sellers in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Effective Date and at the completion of Biomechanical Testing.

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     4.2     Execution and Delivery of Assignment. Upon successful completion of the Biomechanical Testing, Sellers shall have executed and delivered to Buyer the Assignment Agreement set forth in Exhibit E.
     4.3     Board Approval. The Board of Directors of Buyer shall have approved the issuance of said Stock Options.
Section 5
Grant Back of Patent Rights
     5.1     In the instance NuVasive fails to introduce a product or composition embodying Disc Augmentation Technology (or related method) within a commercially reasonable time period, NuVasive agrees to grant the Patent Rights back to Sellers (via an Assignment of Patent Rights substantially in the form as shown in Exhibit E attached hereto). The determination of “commercially reasonable time period” shall take into consideration, among other factors, the amount of time required to obtain FDA clearance to commercialize Disc Augmentation Technology.
     5.2     Sellers agree that, as a precondition to the grant back of Patent Rights of Section 5.1, NuVasive shall be entitled to receive all Stock Options which are unvested at the time the Patent Rights are granted back to Sellers, to the extent such Stock Options have not yet fully vested based on the successful completion of the Biomechanical Testing pursuant to Section 1.2.
Section 6
Miscellaneous
     6.1     Governing Law; Venue. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts made and to be fully performed entirely within the state between residents of California. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of California state courts of San Diego County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of California) and the parties consent to the personal and exclusive jurisdiction and venue of these courts.
     6.2     Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs,, executors, and administrators of the parties hereto.
     6.3     Indemnification by NuVasive. Buyer agrees to indemnify, defend and hold Sellers harmless from any third party liability, losses, damages, or costs (including reasonable attorneys’ fees and costs) arising out of or related to any action arising out of (a) a claim that the manufacture or sale of any Disc Augmentation Technology violates the patent, trademark, or trade name rights of any third party; (b) any alleged defects or failures to perform of the Disc Augmentation Technology; (c) any product liability claims or use of the Disc Augmentation Technology; or (d) the advertising, distribution or marketing of the Disc Augmentation Technology. Sellers agree to assist Buyer in the defense of any such action set forth in 6.3(a) through 6.3(d).

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     6.4     Enforcement. In the event that NuVasive wishes to enforce Patent Rights against a third party infringer, Sellers will provide reasonable cooperation and assistance in that effort, including being available for witness and deposition testimony, making documents available, and complying with any other reasonable request.
     6.5     Insurance. NuVasive agrees to maintain product liability insurance coverage of at least $3 million per occurrence and to name Drs. Anthony Ross and Peter Guagliano as additional insureds thereunder.
     6.6     Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior arrangements and understanding with respect hereto. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by Buyer and Sellers.
     6.7     Notices. Any notice or communication required or permitted to be given under this Agreement shall be sufficiently given when received by certified mail, or by overnight courier, to the parties at the addresses provided below.
     6.8     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

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     The foregoing Patent Purchase Agreement is hereby executed by Buyer and Sellers as of the date first above written.

Buyer:		Sellers:

NuVasive, Inc.		Dr. Anthony C. Ross

By:	/s/ Alexis Lukianov	By:	/s/ Anthony Ross

	ALEXIS V. LUKIANOV		ANTHONY C. ROSS
	President & CEO		An individual
	NuVasive, Inc.		Anthony C. Ross, D.C.
	10065 Old Grove Road		3546 Maybank Hwy.
	San Diego, California 92131		John’s Island, S.C. 29455

Date:	6-24-02	Date:	6/21/02

Dr. Peter A. Guagliano

		By:	/s/ Peter Guagliano

PETER A. GUAGLIANO
An individual
370 Bay Ridge Parkway
Brooklyn, NY 11209

		Date:	6/21/02

EXHIBIT A
1998 NuVasive Stock Option/Stock Issuance Plan

EXHIBIT B
NuVasive Stock Option Agreement

EXHIBIT C
Stock Purchase Agreement

EXHIBIT D
Grant Notice

EXHIBIT E
Assignment of Patent Rights
     In consideration of the mutual obligations set forth in that Patent Purchase Agreement dated ___by and between NuVasive, Inc. (“NuVasive”) and Drs. Anthony C. Ross and Peter A. Guagliano (“Drs. Ross and Guagliano”), the adequacy and receipt of which is hereby acknowledged, Dr. Ross and Guagliano, owners of the entire right, title, and interest in and to U.S. Patent Nos. 6,183,518, 6,206,921 and 6,264,659 and US Patent Applications Ser. No. 09/659,807 and 09/990,174 (“Patent Rights”) hereby sell and assign to NuVasive the entire right, title and interest in the Patent Rights, to be held and enjoyed by NuVasive, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Drs. Ross and Guagliano had this assignment and sale not been made.
     In testimony whereof, Dr. Anthony C. Ross and Dr. Peter A. Guagliano have signed this Assignment of Patent Rights this ___day of ___, 2002.
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[seal]